Registration No. 333-164578

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1/A-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SURNA INC.
(Name of small business issuer in its charter)

Nevada	7380
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

2nd Floor, 1901 Avenue of the Stars	National Registered Agents Inc. of NV
Los Angeles, CA 90067	1000 East Williams Street, Suite 204
213-985-1939	Carson City, Nevada 89701
800-550-6724
(Address and telephone number of registrant’s	(Name, address and telephone
executive office)	number of agent for service)
_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington   99201
509-624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	1,500,000	$0.10	$150,000	$10.70

[1]           Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

SURNA INC.
Shares of Common Stock
750,000 minimum - 1,500,000 Maximum

Before this offering, there has been no public market for the common stock and after this offering there will be no public market for the common stock.

This offering will begin on the effective date of this registration statement.  That date is set forth below as “The date of this prospectus is ___________________ and will terminate 270 days later on _________________, 2010, or the date the maximum number of shares are sold, which ever date is earlier.

We are offering up to a total of 1,500,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 750,000 shares minimum, 1,500,000 shares maximum.  The offering price is $0.10 per share.  Funds from this offering will be placed in a separate bank account with the Hongkong and Shanghai Banking Corporation Limited (HSBC) Main Branch, 1 Queen’s Road Central, Hong Kong.  There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate interest bearing multi-currency savings account under our control where we have segregated your funds.  As a result, creditors could attach the funds.  Only Richard Clarke, one of our officers and directors, will have access to the account.  You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days.  The funds will be maintained in the separate bank until we receive a minimum of $75,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus.  In the event that 750,000 shares are not sold within 270 days, all money received by us will be promptly, returned to you without interest and without deduction of any kind.  We will return your funds to you in the form a cashier’s check sent by courier service on the 271st day.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days.  Collected funds are deemed funds that have been paid by the drawee bank.  The Hongkong and Shanghai Banking Corporation Limited (HSBC) will determine if the securities have been paid for with collected funds prior to the expiration of 270 days from the date of this prospectus.

There is no minimum purchase requirements for each investor.

Our common stock will be sold by Richard Clarke, T. C. Tan and Cherry Ping-Wai Lim, our officers and directors.

Investing in our common stock involves risks. See “Risk Factors” starting at page 8.

	Offering Price	Expenses	Proceeds to Us

Per Share – Minimum	$0.10	$0.04	$0.06
Per Share – Maximum	$0.10	$0.02	$0.08
Minimum	$75,000	$30,000	$45,000
Maximum	$150,000	$30,000	$120,000

The difference between the aggregate offering price and the proceeds to us is $30,000. The $30,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $30,000 will be paid from the first proceeds of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

We are a start-up stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception.  We are developing software products and associated websites (surna.com and surna.org ) that will be used to promote our presence in the business community.  Our business focuses on providing software and statistical consulting services to enterprises seeking to better manage and exploit information contained in their databases and enhance their position in the market place.

As a part of this we plan to develop software and commercial applications that will deal with “Complex Event Processing” (or CEP). CEP is an information analysis technique that helps discover information that can be inferred by analyzing and correlating aspects of many other pieces of information or events. The focus of our initial software development will be on enhance existing publically available Open-Source Software applications for CEP, specifically through our surna.org website. After this we plan to develop commercial software applications and related consulting services through out surna.com website.

We have not generated any revenues and the only operations we have engaged in is the development of a business plan, planning our website and preliminary work on the development of our software applications.

Our principal executive office is located at 2nd Floor, 1901 Avenue of the Stars, Los Angeles, California 90067.  Our telephone number is 213.985.1939 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is November 30.

The offering

Following is a brief summary of this offering:

Securities being offered	750,000 shares of common stock minimum, 1,500,000 shares of common stock, maximum, , par value $0.00001.
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	$45,000 assuming the minimum number of shares is sold. $120,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	15,000,000
Number of shares outstanding after the offering if the maximum number of shares are sold	16,150,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of February 28, 2010	As of November 30, 2009
	Unaudited	Audited
Balance Sheet
Total Assets	$3,956	$0
Total Liabilities	$10,000	$0
Stockholders Equity - (Deficit)	$(6,044)	$0

		From Inception On
	For the Period	October 15, 2009
	Ended	through the year Ended
	February 28, 2010	November 30, 2009
Income Statement
Revenue	$0	$0
Total Expenses	$6,044	$15,000
Net Income - (Loss)	$(6,044)	$(15,000)

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose and our specific plan is to provide business and statistical consulting services to enterprises seeking to enhance their position in the market place.  In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

We have no plans or intentions to be acquired or to merge with an operating company, nor do our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with SURNA INC.

1. Because our auditors have issued a going concern opinion and because our officers and directors will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

Our auditors have issued a going concern opinion. This means that there is doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus, we have not commenced operations. Because our officers and directors are unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

2.  We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on October 15, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $21,044 which was paid for legal fees.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*           completion of this offering
*           our ability to locate distributors who will sell their products to us
*           our ability to attract customers who will buy our services and products
*           our ability to generate revenues through the sale of our services and  products

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues will cause us to suspend or cease operations.

3.  We have no customers and we cannot guarantee we will ever have any. Even if we obtain customers, there is no assurance that we will make a profit.

We have no customers. We have not identified any customers and we cannot guarantee we ever will have any. Even if we obtain customers, there is no guarantee that we will be able to locate our customers who will buy our products. If we are unable to attract enough suppliers to offer their products for resale to us to offer our customers, or enough customers to buy the products from us and our website to operate profitably we will have to suspend or cease operations.

4.  We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available to us.

We need the proceeds from this offering to start our operations.  If the minimum of $75,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin operations.  It will also enable us to initiate development on our website, begin the gathering of information for our database and initiate the development of our marketing program.  We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

5.  Because we are small and do not have much capital, we must limit our services to customers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit our products services.  The sale of our products and services via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy or suppliers to sell products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

6.  Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our officers and directors will only be devoting limited time to our operations. They will each be devoting approximately 15 hours per week of their time to our operations.  Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

7.  Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire individuals or suspend or cease operations.

Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

8.  Because our management does not have prior experience in developing complex event processing software, commercial applications, or in providing statistical consulting services, we may have to hire individuals or suspend or cease operations.

Because our management does not have prior experience in developing complex event processing software, commercial applications, or in providing statistical consulting services, we may have to hire additional experienced personnel to assist us with our operations.  If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

9.  Because our officers and directors have limited formal training or experience in financial accounting and management,  there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Our officers and directors have limited formal training or experience in financial accounting and management, however, they responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  While T.C. Tan, our principal financial officer has limited formal training in financial accounting matters and no previous experience with U.S. companies or U.S. Generally Accepted Accounting Principals, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls.  Lack of proper controls could cause our financial statements to be inaccurate which will give us an incorrect view of our financial condition and mislead us into believing our operations are being conducted correctly.  As a result, investors will be misled about our financial condition and the quality of our operations.  This inaccurate reporting could cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

10.  Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or one of our officers and directors misappropriate the funds for their own use, you will lose your investment.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  Further, our officers and directors will have the power to appropriate the money we raise.  As such, they could withdraw the funds without your knowledge for their own use.  If that happens, you will lose your investment and your funds will be used to pay creditors.

11.  A permanent loss of data or a permanent loss of service on the Internet will have an adverse affect on our operations and will cause to cease doing business.

Our operations depend on the Internet and Internet based services from third-party vendors.  If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations and you will lose your investment.

Risks associated with this offering:

12.  Because our Directors, who are also our sole promoters, will own more than 50% of the outstanding shares after this offering, they will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

Even if we sell all 1,500,000 shares of common stock in this offering, our officers and directors will still own 15,000,000 shares of common stock and will continue to control us.  As a result, after completion of this offering, regardless of the number of shares we sell, our current officers and directors will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

13.  Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

14.  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

Our offering is being made on a self-underwritten $75,000 minimum, $150,000 maximum basis.  The table below sets forth the use of proceeds if $75,000, $100,000, or $150,000 of the offering is sold.

	$75,000	$100,000	$150,000
Gross proceeds	$75,000	$100,000	$150,000
Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$45,000	$70,000	$120,000

The net proceeds will be used as follows:

Website development	$5,000	$7,500	$10,000
Product Development	$5,000	$12,500	$20,000
Marketing and advertising	$15,000	$25,000	$35,000
Establishing an office	$10,000	$10,000	$10,000
Salaries	$0	$12,500	$25,000
Working capital	$10,000	$2,500	$20,000

Total offering expenses to be paid from the proceeds of the offering are $25,000 for legal fees; $200 for printing our prospectus; $4,500 for accounting/administrative fees; $500 for state securities registration fees; $200 for our transfer agent; and $10.70 for our SEC filing fee.  The foregoing are approximations.

We will be able to begin operations with the minimum funds described above.  By raising additional amounts, we will have the ability to create more software products with more features; a better data base and better software tools that will allow us to analyze the data more completely and in more ways; increase marketing and advertising; add one or two additional employees; and provide for additional working capital.

We will spend between $5,000 and $10,000 for the preparation of our website which includes the cost of content creation and links to and from our website.  We have spent nominal time designing the website.  We intend to retain the services of a website developer to create the website.

We will be developing software to implement our business operations.  The estimated cost to develop the software is $5,000 to $20,000.

Marketing and advertising will be focused on promoting products to the public.  We also intend to print sales material for distribution in newspapers.  The cost of developing the campaign is estimated to cost between $15,000 to $35,000.

We have leased office space at a monthly minimum rate of $125.  We will use $10,000 of the proceeds of this offering to cover the cost of the office space and develop and maintain the website and software tools.  The $10,000 will pay for computer equipment, leased computer processing time, telecommunications and other assets as required to maintain the operations.

If we raise at least $100,000, we intend to pay small salaries to our officers and principal contract software engineers.  In addition, subject to raising the maximum amount, we intend to hire one or two sales employees to handle Internet and direct transactions with our customers.

Working capital is the cost related to operating our office.  It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $150,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*          our lack of operating history
*          the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
*          our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of February 28, 2010, the net tangible book value of our shares of common stock was a deficit of ($0.00) or approximately ($0.00) per share based upon 15,000,000 shares outstanding.

If  the Maximum Number of Shares  Are Sold:

Upon completion of this offering, in the event the maximum number of shares are sold, the net tangible book value of the 16,500,000 shares to be outstanding will be $120,000 or approximately $0.00727 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00727 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.00727 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 9.09% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 90.91% of the total number of shares then outstanding, for which they have made contributions of cash totaling $15,000 or approximately $0.001 per share.

If 1,125,000 Shares Are Sold:

Upon completion of this offering, in the event the maximum number of shares are sold, the net tangible book value of the 16,125,000 shares to be outstanding will be $82,500 or approximately $0.00512 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00512 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.00512 per share.

After completion of this offering, if 1,125,000 shares are sold, you will own approximately 6.98% of the total number of shares then outstanding for which you will have made a cash investment of $112,500, or $0.10 per share. Our existing stockholders will own approximately 93.02% of the total number of shares then outstanding, for which they have made contributions of cash totaling $15,000 or approximately $0.001 per share.

If the Minimum Number of Shares Are Sold:

Upon completion of this offering, in the event the maximum number of shares are sold, the net tangible book value of the 15,750,000 shares to be outstanding will be $45,000 or approximately $0.00286 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00286 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.00286 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 4.76% of the total number of shares then outstanding for which you will have made a cash investment of $75,000, or $0.10 per share. Our existing stockholders will own approximately 95.24% of the total number of shares then outstanding, for which they have made contributions of cash totaling $15,000 or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if the maximum number of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.00
Potential gain to existing shareholders	$0.00727
Net tangible book value per share after offering	$0.00727
Increase to present stockholders in net tangible book value per share
after offering	$0.00727
Capital contributions	$15,000.00
Number of shares outstanding before the offering	15,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	16,500,000
Percentage of ownership after offering	90.91%

Purchasers of Shares in this Offering if the maximum number of shares are sold

Price per share	$0.10
Dilution per share	$0.0927
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	9.09%
Percentage of capital contributions by new investors	90.9%
Percentage of ownership after offering	9.09%

Purchasers of Shares in this Offering if 1,125,000 Shares Sold

Price per share	$0.10
Dilution per share	$0.0949
Capital contributions	$112,500
Number of shares after offering held by public investors	1,125,000
Percentage of capital contributions by existing shareholders	11.8%
Percentage of capital contributions by new investors	88.2%
Percentage of ownership after offering	6.98%

Purchasers of Shares in this Offering if the Minimum Number of Shares are Sold

Price per share	$0.10
Dilution per share	$0.0971
Capital contributions	$75,000
Percentage of capital contributions by existing shareholders	16.7%
Percentage of capital contributions by new investors	83.3%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	4.76%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 1,500,000 shares of common stock on a self-underwritten basis, 750,000 shares minimum, 1,500,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account with the Hongkong and Shanghai Banking Corporation Limited (HSBC), Main Branch, 1 Queen’s Road Central, Hong Kong.  Its telephone number is 852-2748-8288.  The funds will be maintained in the separate bank account until we receive a minimum of $75,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus.  This account is not an escrow, trust or similar account.  It is merely a separate interest bearing multi-currency savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately used by us.

If we do not receive the minimum amount of $75,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without interest and without a deduction of any kind.  We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $75,000 within the 270 day period referred to above. There are no finders involved in our distribution.  You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering.  The following are material terms that would allow you to be entitled to a refund of your money:

*          extension of the offering period beyond 270 days;
*          change in the offering price;
*          change in the minimum sales requirement;
*          change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

If the changes above occur, any new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through our officers and directors.  They will receive no commission from the sale of any shares. They will not register as broker-dealers under section 15 of the Securities Exchange Act of 1934 in reliance upon the exemption from registration contained in Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.  The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with broker/dealers. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with broker/dealers.  They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering.  Our officers and directors will also distribute the prospectus to potential investors at the meetings, to business associates and to their friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell our shares in outside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $15,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $150,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  Because the penny stock rules impose additional obligations on broker/dealers, many broker/dealers are unwilling to buy or sell penny stock s or open accounts for customers who wish to buyer or sell penny stock.  As a result the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.           execute and deliver a subscription agreement; and
2.           deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to SURNA INC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.  You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our  software products and website and sell products and services to our customers. We have spent nominal time designing the website.  We intend to retain the services of a website developer to create the website. Accordingly, we must raise cash from sources other than operations.  Our only other source for cash at this time is investments by others in our company.  We must raise cash to implement our project and begin our operations.  Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months.  We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to maintain operations for twelve months, but we cannot guarantee that once we begin operations we will stay in business after twelve months.  If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.  If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy.  If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy.

If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph.  Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Upon completion of our public offering, our specific goal is to profitably sell products on our Internet website to the public.  We intend to accomplish the foregoing by the following steps.

1.           Complete our public offering.  We believe that we will raise sufficient capital to begin our operations.  We believe this could take up to 270 days.  We will not begin operations until we have closed this offering.  We intend to concentrate all of our efforts on raising as much capital as we can during this period.  After we complete our public offering, we intend to spend the funds as described in the Use of Proceeds section of this prospectus.

2.           After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations.  Establishing our offices will take approximately a week.  We have allocated $10,000 for the initial setup of the office.  We do not intend to hire employees unless we raise at least $150,000.  Richard Clarke, our president and a member of the board of directors will handle our administrative duties.

3.            We have spent time designing the website.  We plan to retain a website developer create a state of the art website to promote our products.  We expect to spend $5,000 to $10,000 for the website which will include graphics and links from our site.

4.           Marketing and advertising will be focused on promoting our website and software products.  The advertising campaign may also include the design and printing of various sales materials.  We intend to market our  products and website through traditional sources such as advertising in magazines, billboards, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email.  Advertising and promotion will be an ongoing effort but the initial cost of developing the campaign is estimated to cost between $15,000 and $35,000.

5.           We intend to continue to develop our software.  We anticipate spending between $5,000 and $20,000.

We anticipate that we will generate revenues as soon as we beginning providing services to customers.

We will be conducting continuing research with respect to our software.  We are not going to buy or sell any plant or significant equipment during the next twelve months.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not know what we will do and we do not have any plans to do anything.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in a start-up stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate agreements with manufacturers to offer their products for sale to us at pricing that will enable us to establish and sell the products to our clientele at a profit.  We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on October 15, 2009 to February 28, 2010

During the period, we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared an internal business plan.  We have reserved the domain names www.surna.com and www.surna.org and commenced construction of our web site. Our loss since inception is $21,044 for legal fees.  We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

Since inception, we sold 15,000,000 shares of common stock to 7bridge Capital Partners Limited for $15,000.

Liquidity and capital resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 15,000,000 shares of common stock pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.  This was accounted for as a sale of common stock.

As of February 28, 2010, our total assets were $3,956 and our total liabilities were $10,000.

BUSINESS

General

We were incorporated in the State of Nevada on October 15, 2009. We intend to develop software products and engage in the business of providing software and statistical consulting services to enterprises seeking to better manage and exploit information contained in their databases and enhance their position in the market place.

As a part of this we plan to develop software and commercial applications that will deal with “Complex Event Processing” (or CEP). CEP is an information analysis technique that helps discover information that can be inferred by analyzing and correlating aspects of many other pieces of information, which are referred to as Events. The focus of our initial software development will be to enhance existing “Open-Source Software” applications for CEP, specifically through our surna.org website. After this we plan to develop commercial software applications and related consulting services through out surna.com website.

We have not generated any revenues and the only operations we have engaged in is the development of a business plan, planning our website and preliminary work on the development of our software applications.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause its plans to change.

We have not begun operations and will not begin operations until we completed this offering.  Our plan of operation is forward looking and there is no assurance that we will ever begin operations.  Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to provide business and statistical consulting services to enterprises seeking to enhance their position in the market place. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

Planned Services and Products

We are a start-up stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception.  We are developing software products and associated websites (surna.com and surna.org) that will be used to promote our presence in the business community.  Our business focuses on providing software and statistical consulting services to enterprises seeking to better manage and exploit information contained in their databases and enhance their position in the market place.

Our software products are applications for a specialist area of software programming known as “Geospatial Complex Event Processing” (or GCEP). GECP is a refinement of “Complex Event Processing” (or CEP). The designation CEP refers to a concept that combines a number of information processing tools and techniques which are used to find useful information from amongst many different types of data. The Geospatial component in GCEP adds a geographic- location based component to the CEP correlations that can be made within different sets of data. As with other data mining disciplines, in CEP the different individual data points are referred to as Events.

An Event is something that happens. Events are happening all around us all the time. A price change in the securities market is an event. A transaction is an event. An airplane taking off is an event. There are also so called “non-events” to consider, i.e. something that does not happen, but was supposed to. A non-event could be a car part that misses a step in the assembly line or an inventory item that does not make it from the delivery truck to the warehouse. In one simple example of a Complex Event, Events could include: bells ringing, the appearance of a man in black; the appearance of a woman in white; the appearance of confetti. The Complex Event is one that infers something from these simple events: that a wedding is taking place.

The goal with all CEP is discover these complex, inferred Events by processing a number of other simple Events - that is having a computer program examining the simple Events against a series of predetermined and pre-programmed rules. Some of the techniques employed for CEP include the detection of complex patterns based on relationships between individual Events such as causality, membership of a group, membership of a type, and the timing of Events. GCEP adds the geographic location-based dimension to these CEP correlations.

Our GCEP products will initially expand on the functionality and capabilities of existing CEP products by adding the ability to incorporate geospatial references. Existing commercial applications employing CEP techniques include programs for algorithmic stock trading, credit card fraud detection, business activity monitoring, and security monitoring; and our software could be adapted to work with programs like these to provide a further geographic-based functionality to them.

For the statistical consulting services we aim to provide, CEP techniques will be used to discover information contained in the Events happening in any part of an organization, which will then be analyzed, in part by our software, and from which Complex Events may be deduced and from which subsequent action could be taken in real time or recommendations made based on the information discovered.

Our current software development is aimed at providing enhanced functionality to existing “Open Source” software applications for CEP. The first Open Source Software our products are designed to enhance is Esper Event Stream and Complex Event Processing for Java, created by EsperTech Inc. of Wayne, NJ. This and other Open Source projects we will conduct specifically through our surna.org website to keep them separated from our planed future commercial software products. “Open source” describes practices in the production, development and licensing of software that promote access to the product’s source materials, which typically means their computer source code, and end-product. Open Source software is freely available to anyone and anyone can use or modify the software, within the restrictions of the particular license the software was distributed under.

After this initial Open Source based development we plan to further develop commercial software applications and related consulting services throughout surna.com website. The applications will extend internal corporate software controls, often referred to as Reporting Environments, to be able to report on Geospatial relationships and enable real-time tracking of resources such as equipment or personnel in the field, within buildings or on campuses.

Current Software Development Program

Software development has started with the Geospatial Complex Event Processing Engine (GCEP Engine), a program written in the Java programming language that adds functionality to Esper for Java. The GCEP Engine accepts real time Events as inputs, analyzes that Event against the logic rules built into the program, and will then trigger additional actions as an output. The GCEP Engine is a server based component and does not contain any end-user interfaces, except for administrative tools that will be used to define inputs for the program; it will be a core component for our future commercial software.

The GCEP Engine Version 0.1 “OGC ST* Functions” was released on April 22, 2010 on the website launchpad.net/gcep, which can also be accessed through our surna.org website, under the GNU GPL v2 Open Source license. Over the past 6 months approximately 6000 man-hours of effort has been expended on the development of the GCEP Engine up to the current release 0.1. Through this development process 48 software builds, all incremental, have added functionality and version 0.1 now has all of the required functionality of the final product, but it is anticipated that approximately 7000 man-hours of effort will be required to implement performance and scalability improvements and make it ready for a production environment. To date there have been no service releases or bug-fixes for version 0.1.

The title of release 0.1 OGC ST* Functions refers to the Open Geospatial Consortium (OGC), an industry grouping of companies, government agencies and universities participating to develop publicly available interface standards. The OGC OpenGIS standards support interoperable solutions that “geo-enable” web, wireless and location-based services to make spatial information and services accessible across multiple platforms. The GCEP Engine has implemented 12 functions for Esper for Java that conform to OCG OpenGIS standards; these 12 functions are: Contains, Within, Disjoint, Intersects, Overlaps, Crosses, Intersection, Touches, Buffer, Relate, Union, ConvexHull .

    Software development on the GCEP Engine has been undertaken by two independent consultants, Dr. Richard Brandt and David P. Hanson. The development effort to-date has been on their own time and we have no formal contract with either. We have contributed to the development effort only through payment for web hosting and data processing services that they have utilized. Though there is currently no agreement as to what their compensation may be, it is planned that if sufficient funding is obtained Dr. Brandt would become our Senior Vice President of Product Center, and Mr. Hanson Senior Vice President of Enterprise Architecture. Both would be either on a part-time or full-time basis, depending on the level of funding available. Both consultants have a long history in software development and IT consulting, and their expertise would be crucial for the further development of our software products and provision of consulting services .

Target Market

We intend to target corporations located in the United States, Canada and on the Pacific Rim.

Marketing

Initially, our services will be promoted by our officers and directors. They will discuss our services with executives with which they have had previous contact. We also anticipate utilizing several other marketing activities in our attempt to make our services known to corporations and attract clientele. These marketing activities will be designed to inform potential clients about the benefits of using our services and will include the following: development and distribution of marketing literature; direct mail and email; advertising; promotion of our web site; and industry analyst relations.

Revenue

Initially, we intend to generate revenue from three sources:

1.           Term Fee - By charging a fee for a given term for software and ongoing support;
2.           Fixed Fee - By charging a fixed fee for projects and software implementation;
3.           Hourly Fee - By charging an hourly fee for advisory services.

We intend to develop and maintain a database of all our clients so that we can anticipate various needs and continuously build and expand our advisory services and software products.

Competition

We compete with managerial and technology consulting services. We will not be differentiating ourselves from the foregoing, but merely competing with them. The managerial consulting market is large and fragmented, and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established managerial consulting and technology consulting firms with records of success currently attract customers. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the range of advisory services and the quality of advisory services that we intend to provide. At this time, our principal method of competition will be through personal contact with potential clients.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Websites

We currently have two websites: surna.com and surna.org.  Both websites are partially developed for use in promoting and promoting services and products, with surna.org for collaboration on open-source software development projects and surna.com for our commercial software offerings. We also have registered the web domain surna.net. We currently do not have a use for this but it may be utilized in the promotion of our business in the future. The websites were developed by our officers and directors without the assistance of independent website developers.

Source and Availability of Products and Services

Our software will be developed by independent developers on a contract basis and our own programmers, if we hire them. Any packaged software will be manufactured by a number of suppliers and on a unit basis.  There is no shortage of raw material for our software.

Seasonality and Cyclicality

We do not believe we will be impacted by seasonal changes, however; expenditures by direct marketers and advertisers tend to vary in cycles that reflect overall economic conditions as well as budgeting and buying patterns.

Proprietary Rights

We have no patents, copyrights or trademarks to protect our software.  We protect it only by keeping it a secret.  If someone learns to reproduce it, they will be able to compete with us.

Research and Development

Our officers and directors have not spent anything on research and development since our inception.  Our software and websites are only partially complete and development work so far has been undertaken by contractors on a part-time, no-fee basis with the expectation of potential remuneration in the future.  Our officers and directors have spent minimal time since our incorporation on the creation of products or services and no other costs have been incurred.  The money budgeted for the software and website is based on these contractors being paid a minimal amount to finish the initial development work; but further work will likely be required after this and unless we can offer the developers a higher level of compensation in the future it is unlikely they will be able to continue to work on the development of these products.  Our officers and directors do not have the necessary expertise to undertake this and will not be spending time on the task.

Properties

We own no property.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce.  However, the Internet is increasingly popular.  As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet.  These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security.  Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.  The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties.  We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters.  The vast majority of such laws were adopted prior to the advent of the Internet.  As a result, they do not contemplate or address the unique issues of the Internet and related technologies.  Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our products  will be available  over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country.  We are qualified to do business only in Nevada.  Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties.  It could also hamper our ability to enforce contracts in such jurisdictions.  Currently, we are qualified to do business in Nevada and will be qualified to do business in Hong Kong prior to commencing operations.  Other than Nevada and Hong Kong, we do not believe we will have to qualify to do business in any other jurisdiction.

In Nevada, we are required to pay an annual fee to the Nevada Secretary of State of $165.00.  Nevada has no corporate income taxes.  That is why it is so attractive to do business there.

Other than the foregoing, no governmental approval is needed for the sale of our products in the United States or the State of Nevada.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our officers and directors. We intend to hire additional employees, primarily software developers and programmers, on an as-needed basis.  Employees will only be hired if we have sufficient revenues and/or cash to pay for their services.  Until we have sufficient revenues and/or cash all work and development will be done by independent contractors on a part-time, no-fee basis, but whom we will need to retain on a commercial basis to be able to support future business activities.

Offices

Our principal office is located at 2nd Floor, 1901 Avenue of the Stars, Los Angeles, California, 90067.  We do not use any space at this office currently but pay a monthly fee of $125 for use of the address and have the right to use space on an as-needed basis, for additional fees.  We will not utilize this until circumstances call for it; our telephone number is 213-985-1939.  Our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701.  Our directors also occupy space in the offices 7bridge Capital Partners Limited, our sole shareholder, located at 19th floor, Two IFC, 8 Finance Street, Central, Hong Kong.  We use approximately 50 square feet of space in this location on a rent free basis for six months commencing January 1, 2010. The office space is currently adequate for our needs.  If we grow and more space is required, we intend to move our operations or rent additional space in the Los Angeles office to supplement our existing facilities.

MANAGEMENT

Officers and directors

Our directors will serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until his or his successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Richard Clarke	36	President, Principal Executive Officer, Secretary,
1524, 10 Chater Road		and a member of the Board of Directors
Central, Hong Kong

T.C. Tan	45	Principal Financial Officer, Principal Accounting
99 Richardson Quay		Officer and Treasurer
#18-13 Singapore 238258

Cherry Ping-Wai Lim	44	Director
16F, North Point Terrace
North Point, Hong Kong

The people named above are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Richard Clarke

Since our inception on October 15, 2009, Richard Clarke has been our President, Principal Executive Officer, Secretary, and a member of the Board of Directors.  Mr. Clarke and Ms. Lim own 100% of the outstanding shares of our common stock.  As such, they unilaterally decided that Mr. Clarke was going to be an officer and director.  Their decisions did not in any manner relate to Mr. Clarke’s previous employments.  Mr. Clarke’s previous experience, qualifications, attributes or skills were not considered when Mr. Clarke and Ms. Lim appointed Mr. Clarke as one of our officers and directors.  Since August 2006, he has been a partner with Lim Clarke & Co, a Hong Kong based private equity and venture capital group. Prior to this, from January 2003, he was a Senior Manager with 7bridge Capital Partners, which is now part of Lim Clarke & Co. Since May 2008, he has been a Director of ExpressTone HK, a Hong Kong based licensed telecommunications operator.

Teng-Chong Tan

Since November 24, 2009, Teng-Chong (“T.C.”) Tan has been our Principal Financial Officer and Principal Accounting Officer.  Mr. Clarke and Ms. Lim own 100% of the outstanding shares of our common stock.  As such, they unilaterally decided that Mr. Tan was going to be our principal financial officer and principal accounting officer.  Their decisions did not in any manner relate to Mr. Tan’s previous employments.  Mr. Tan’s previous experience, qualifications, attributes or skills were not considered when Mr. Clarke and Ms. Lim appointed Mr. Tim as one of our principal financial officer and our principal accounting officer. Since April 2006, Mr Tan has been a Private Equity Investor, managing a family office, where he invests mainly in Singapore, Hong Kong and Chinese equity markets. He is currently the Chief Financial Officer for Lim Clarke & Co, a Hong Kong based private equity and venture capital group, a position he has held since August 2006. From 2001 to April 2006, he was a Director and General Manager in Shanghai of Actix International, a U.K. based software company focused on the mobile telecommunications industry.

Cherry Ping-Wai Lim

Ping-Wai Lim, also known as Cherry Lim, has been a member of our Board of Directors, since January 10, 2010.  Mr. Clarke and Ms. Lim own 100% of the outstanding shares of our common stock.  As such, they unilaterally decided that Ms. Lim was going to be a director.  Their decisions did not in any manner relate to Ms. Lim’s’s previous employments.  Ms. Lim’s previous experience, qualifications, attributes or skills were not considered when Mr. Clarke and Ms. Lim appointed Ms. Lim as one of our directors.  Ms. Lim is currently a partner with Lim Clarke & Co, a Hong Kong based private equity and venture capital group. Since January 2010, she has been Chief Executive Officer and a Director of FTG Media Group, a private cross-media digital entertainment corporation headquartered in Hong Kong; and was Executive Director (from July 2009) and Chief Executive Officer (from December 2009) of Heyspace International, a precursor business to FTG Media.  From May 2008 until February 2009 she served as Vice President and Chief Operating Officer of Advanced ID Corp., a Radio-frequency identification (RFID) technology company whose common stock is traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) under the symbol AIDO.  Prior to this, from March 2005 until May 2008, she was CEO of Tsing-Tech Innovations, a Hong Kong based venture capital incubation and industrialization fund.  From June 30,

2008 to February 24, 2009, Ms. Lim was a Director of EcoloCap Solutions Inc., which at the time was engaged in the business of providing services and products related to the reduction of greenhouse gases and whose common stock traded on the Bulletin Board under the symbol ECOS. From January 10, 2003 to January 13, 2006 Ms. Lim was a Director of Manaris Corporation (formerly C-Chip Technologies Corporation), whose stock traded on the Bulletin Board under the symbol MANS.

None of the companies referred to above are parents, subsidiary corporations or other affiliates of Surna Inc.

During the past ten years, Messrs. Clarke, Tan and Ms. Lim have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or
iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Consultants

Dr. Richard Brandt

Since October 2009 Dr. Richard Brandt has been our consultant. Dr. Brandt is an independent software developer who since November 2009 has been primarily employed by IBM in Brno in the Czech Republic, focal point for the Tivoli Application Dependency Discovery Manager (TADDM) practice, which delivers various services based on IBM software to clients worldwide. From August to November 2009 he was not otherwise employed while making personal preparations for transfer to the Czech Republic. Prior to this, from June 2008 to August 2009 he was with CNA Insurance, a provider of commercial property and casualty insurance in Chicago, Illinois, where he managed the enterprise monitoring system which provided alerts on outages of computers and applications for the entire enterprise. From April 2006 to June 2008 he was with IBM, based in Chicago but on assignment worldwide to solve critical situations that had not been solved by the normal support channels, primarily related to the Tivoli line of monitoring products. From April 2005 to March 2006 he was based in Shenzhen, China with Asia Payment Systems, a provider of payment services for credit card acceptors in Asia, where he was the chief technical manager. Prior to this, from December 2004 through March 2005 he was with CNA Insurance in Chicago, on a contract related to combining OS/2 and windows workstations and software; and before this, from April to November 2004, with Black Diamond Data of North Palm Beach, Florida, which provided software for Asia Payment Systems, and where he was part of the integrated software development team. From May to December 2003 he was with Titan Corporation, which provided the software and hardware for the Saudi Arabian National ID Card System, in Riyadh, Saudi Arabia, where he was the team-lead on the project; and from December 2003 to April 2004 he not employed while taking time off after returning from Saudi Arabia. Dr. Brandt holds a Bachelor’s Degree in Sociology and Psychology from Houghton College, a Master’s Degree in Community School Leadership from Eastern Michigan University, and a Doctorate in Administration of Higher Education from Michigan State University .

David Hanson

    Since October 2009 Mr. Hanson has been our consultant. Mr. Hanson is an independent software developer who since March 2006 has been primarily employed by Intergraph Corporation of Madison, Alabama, an independent software vendor, where he is Software Development Manager, managing and directing software development staff in defining, implementing, and testing software product requirements. Prior to this, from June 2003 to April 2006 he was with Black Diamond Data Systems of North Palm Beach, Florida as “Software Development Consulting – Principal”, where he consulted for and undertook software development tasks for customers. Mr. Hanson holds a Bachelor of Science degree from Minnesota State University, Mankato, and a Chartered Life Underwriter designation from The American College, Bryn Mawr, Pennsylvania .

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that our officers and directors will devote time to projects that do not involve us.  There are no conflicts of interest with Lim Clarke & Co.  Further, we do not have any contractual relationships with Lim Clarke & Co., or any of its affiliates.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending November 30, 2009 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Richard Clarke	2009	0	0	0	0	0	0	0	0
President	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

T.C. Tan	2009	0	0	0	0	0	0	0	0
CFO	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director’s service contracts.  The following table sets forth compensation paid to our directors from inception on October 15, 2009 to our year end on November 30, 2009.  Since that time, we have not paid any compensation to Mr. Clarke or Ms. Lim as a director.

Director’s Compensation Table
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Richard Clarke	0	0	0	0	0	0	0
Cherry Ping-Wai Lim	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of	Percentage of
			Shares After	Ownership After
	Number of	Percentage of	Private	the Private
	Shares	Ownership	placement	placement
	Before the	Before the	Assuming all	Assuming all of
Name and Address	Private	Private	the Shares are	the Shares are
Beneficial Owner	placement	placement	Sold	Sold
Richard Clarke [1]	7,500,000	50.00%	7,500,000	45.45%
1524, 10 Chater Road
Central
Hong Kong

Cherry Ping-Wai Lim [1]	7,500,000	50.00%	7,500,000	45.45%
16F, North Point Terrace
North Point
Hong Kong

T.C. Tan	0	0.00%	0	0.00%
99 Robertson Quay #18-13
238258
Singapore

All officers and directors
as a group
(3 individuals)	15,000,000	100.00%	15,000,000	90.91%

[1]           Title to the common stock is held in the name of 7bridge Capital Partners Limited which is owned entirely by Lim Clarke & Co Limited which is co-owned by Mr. Clarke and Ms. Lim.

Messrs. Clarke and Tan and Ms. Lim are our only promoters.

Future sales by existing stockholders

A total of 15,000,000 shares of common stock were issued to 7bridge Capital Partners Limited, a company indirectly owned by our directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold by affiliates, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided the Company was not a shell company when the shares were issued or prior thereto.  A shell company is a corporation with no or nominal assets or its assets consist solely of cash and no or nominal operations.  Accordingly, 7bridge Capital Partners Limited, our sole shareholder, may not resell its shares under Rule 144 of the Act for a period on one year from the date we are no longer a shell company and we have filed a Form 8-K with the SEC and disclosed the information required by Item 5.06 thereof.

Shares purchased in this offering, which will be immediately resalable. The resale of shares could have a depressive effect on the market price should a market develop for our common stock.  There is no assurance a market will ever develop for our common stock.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*          have equal ratable rights to dividends;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of the maximum number of shares of common stock, Richard Clarke and Cherry Ping-Wai Lim, two of our officers and directors, will own approximately 90.91% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities will be  Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, NV 89014. Its telephone number is (702) 818-5898 .

CERTAIN TRANSACTIONS

On October 15, 2009, we issued a total of 15,000,000 shares of restricted common stock to 7bridge Capital Partners Limited for $15,000.  7bridge Capital Partners Limited is indirectly owned and controlled by Richard Clarke, our president and a director, and by Cherry Ping-Wai Lim, one of our directors.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to November 30, 2009, included in this prospectus have been audited by MaloneBailey, LLP, Independent Public Accountants, 10350 Richmond Avenue, Suite 800, Houston, Texas 77042, telephone (713) 343-4200 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S. 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 passed on the legality of the shares being offered in this prospectus.

FINANCIAL STATEMENTS

Our fiscal year end is November 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Chartered Accountants.

Our financial statements from inception to November 30, 2009 (audited) immediately follow:

Surna Inc
(A Development Stage Company)
Balance Sheets
(Unaudited)

	February 28,	November 30,
	2010	2009

ASSETS
Current Assets	-	-
Prepaid Expenses	$3,706
Rent Deposit	250
Total Current Assets	$3,956	-

TOTAL ASSETS	$3,956	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LONG TERM LIABILITIES
Shareholder Loans	$10,000	$-

TOTAL LIABILITIES	$10,000	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 100,000,000 shares
authorized, - shares issued and outstanding	-	-
Common stock, $0.00001 par value; 100,000,000 shares
authorized, 15,000,000 shares issued and outstanding	150	150
Additional paid-in capital	14,850	14,850
Deficit accumulated during the development stage	(21,044)	(15,000)
TOTAL STOCKHOLDERS’ DEFICIT	(6,044)	-

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,956	$-

See the accompanying summary of accounting policies and notes to the financial statements

Surna Inc
(A Development Stage Company)
Statements of Expenses
(Unaudited)

		From October
	Three Months	15, 2009
	Ended	(Inception) To
	February 28,	February 28,
	2010	2010
REVENUES	$-	$-

EXPENSES
Professional fees	2,500	17,500
Bank service charge	25	25
Rent Expense	200	200
Software Development	3,319	3,319
Total Expenses	6,044	21,044

LOSS FROM OPERATIONS	(6,044)	(21,044)

NET LOSS	$(6,044)	$(21,044)

BASIC AND DILUTED NET LOSS PER SHARE	(0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	15,000,000

See the accompanying summary of accounting policies and notes to the financial statements

Surna Inc.
(A Development Stage Company)
Statements of Stockholders’ Deficit
For the Period from October 15, 2009 (Inception) to February 28, 2010

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance at Inception,
October 15, 2009	-	$-	$-	$-	$-
					-
Common stock issued to
7bridge Capital Partners
for cash	15,000,000	150	14,850	-	15,000
					-
Net loss for the period
ended November 30,2009	-	-	-	(15,000)	(15,000)

Balance, November 30,
2009	15,000,000	$150	$14,850	$(15,000)	$0

Net Loss for Quarter
ended February 28, 2010
(Unaudited)				(6,044)	(6,044)

Balance, February 28,
2010 (Unaudited)	15,000,000	$150	$14,850	$(21,044)	$(6,044)

See accompanying notes to the unaudited financial statements

Surna Inc
(A Development Stage Company)
Statement of Cash Flow
(Unaudited)

		October 15,
	Three Months	2009 (Inception)
	Ended	Through
	February 28,	February 28,
	2010	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,044)	$(21,044)
Adjustments to reconcile net loss to cash used by
operating activities:
Net change in:
Prepaid Software Development expenses	(3,706)	(3,706)
Rent Deposit	(250)	(250)

NET CASH USED BY OPERATING ACTIVITIES	(10,000)	(25,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Shareholders Loan from 7 Bridge Capital Partners	10,000	10,000
Proceeds from sale of stock to 7 Bridge Capital Partners		15,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	10,000	25,000

NET INCREASE IN CASH AND CASH EQUIVALENTS
Cash and cash equivalents, beginning of period	0	0
Cash and cash equivalents, end of period	$0	$0

See accompanying notes to the unaudited financial statements

Surna Inc
(A DEVELOPMENT STAGE Company)

Notes to the Financial Statements

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10-K, have been omitted.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has net losses for the period from inception to February 28, 2010 of $21,044.  The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements through the next fiscal year ending November 30, 2010.

The ability of the Company to emerge from the development stage is dependent upon the Company’s successful efforts to raise sufficient capital and then attaining profitable operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3- RELATED PARTY

As of February 28, 2010, the amount of $10,000 is due to 7Bridge Capital Partners for loan to the Company. This loan is non-interest bearing, unsecured and due on demand. Imputed interest is not included because the amount is immaterial.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Surna, Inc.
(A Development Stage Company)
Carson City, Nevada

We have audited the accompanying balance sheet of Surna, Inc. as of November 30, 2009, and the related statements of expenses, cash flows and changes in stockholders’ deficit for the period from October 15, 2009 (inception) through November 30, 2009. These financial statements are the responsibility of Surna’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Surna is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Surna’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Surna, Inc., as of November 30, 2009, and the results of its operations and its cash flows for the period from October 15, 2009 (inception) through November 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Surna Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Surna has suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
January 27, 2010

Surna, Inc.
(A Development Stage Company)
Balance Sheet as of
November 30, 2009

ASSETS

Current Assets

Total Current Assets

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
TOTAL CURRENT LIABILITIES	-

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS’ Equity

Preferred stock, $0.00001 par value, 100,000,000 shares authorized, -
shares issued and outstanding	-

Common stock, $0.00001 par value; 100,000,000 shares authorized,
15,000,000 shares issued at $0.001and outstanding	150
Additional paid-in capital	14,850
Deficit accumulated during the development stage	(15,000)
TOTAL STOCKHOLDERS’ DEFICIT	0
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$0

See the accompanying summary of accounting policies and notes to the financial statements

Surna Inc.
(A Development Stage Company)
Statement of Expenses
For the Period from October 15, 2009 (Inception) to November 30, 2009

REVENUES	$-

EXPENSES

Professional fees (company set up and legal fees)	15,000

Total Expenses	15,000

LOSS FROM OPERATIONS	(15,000)

NET LOSS	$(15,000)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	15,000,000

See the accompanying summary of accounting policies and notes to the financial statements

Surna Inc.
(A Development Stage Company)
Statements of Stockholders’ Deficit
For the Period from October 15, 2009 (Inception) to November 30, 2009

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance at Inception,
October 15, 2009	-	$-	$-	$-	$-
					-
Common stock issued to
Founder for cash on October
15, 2009 for $0.001 per share	15,000,000	150	14,850	-	15,000
					-
Net loss for the period
ended November 30, 2009	-	-	-	(15,000)	(15,000)

Balance, November 30,
2009	15,000,000	$150	$14,850	$(15,000)	$-

See the accompanying summary of accounting policies and notes to the financial statements

Surna, Inc
(A Development Stage Company)
Statement of Cash Flow
For the Period from October 15, 2009 (Inception) to November 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	(15,000)

Adjustments to reconcile net loss to cash used by operating activities:

NET CASH USED BY OPERATING ACTIVITIES	(15,000)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from sale of stock to investor	15,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	-

Cash and cash equivalents, beginning of period	$-

Cash and cash equivalents, end of period	$-

See the accompanying summary of accounting policies and notes to the financial statements

Surna, Inc
(A DEVELOPMENT STAGE Company)
Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Surna Inc was incorporated in Nevada, USA, on October 15, 2009. The Company has limited operations and in accordance with FASB AC 915-15, is considered a development stage company, and has had no revenues from operations to date.

Initial operations have included organization, capital formation, target market identification, and marketing plans. Management is planning to develop a website (surna.com) and will offer to major corporations globally state of the art management software that will enhance business competiveness.

The Company fiscal year end is June 30.  This is an interim audit from inception on October 15, 2009 to November 30, 2009.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the Securities and Exchange Commission Act 1934.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As of Nov 30, 2009, there were no cash equivalents.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard ASC 915-15 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standard ASC 740, “Accounting for Income Taxes.” Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense or benefits for the periods ending November 30, 2009.

Basic and Diluted Net Loss per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accrued expenses and other liabilities approximates fair value due to the short term maturity of these instruments. The carrying value of the notes payable, approximate their fair value as November 30, 2009.

Recent Accounting Pronouncements

There have been no recently issued accounting pronouncements since Surna’s inception on October 15, 2009.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has net losses for the period from inception to November 30, 2009 of $15,000.  The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements through the next fiscal year ending June 30, 2010.

The ability of the Company to emerge from the development stage is dependent upon the Company’s successful efforts to raise sufficient capital and then attaining profitable operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – INCOME TAXES

The Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these loss carry forwards expire beginning in 2029 and are offset by a valuation allowance due to the uncertainty of profitable operations in the future. The net operating loss carry forward was $15,000 at November 30, 2009. The significant components of the deferred tax asset as of November 30, 2009 are as follows:

Net operating loss carry forwards	$5,100
Valuation allowance	(5,100)
Net deferred tax asset	$-

NOTE 5 – STOCKHOLDERS’ EQUITY

Surna issued 15,000,000 shares of common stock (founder’s shares) at par value of $0.00001 on and about October 15, 2009 to 7Bridge Capital Partners.

NOTE 6 – COMMITMENTS

We neither own nor lease any real or personal property.  Our principal office is in the office of our president, pursuant to a verbal agreement on a rent-free month-to-month basis.  Such costs are immaterial to the financial statements and accordingly have not been reflected therein.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated the subsequent events through the date that its financial statements were ready to be issued.  The Company believes that there are no subsequent events requiring further disclosure.

Until _____________ 2010, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$10.70
Printing Expenses	200.00
Accounting Fees and Expenses	4,089.30
Legal Fees and Expenses	25,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$30,000.00

ITEM 14.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 3 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.                      RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
7bridge Capital Partners Limited	October 15, 2009	15,000,000	$15,000.00
19th Floor, Two IFC
8 Finance Street
Central, Hong Kong

We issued the foregoing restricted shares of common stock to one of our officers and directors pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.  The transaction took place outside the United States of America with a non-US person.

ITEM 16.            EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.
23.1	Consent of MaloneBailey, LLP, Registered Public Accounting Firm.
23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.
23.3	Consent of Dr. Richard Brandt.
23.4	Consent of David Hanson.
99.1*	Subscription Agreement.

*           Previously filed.

ITEM 17.            UNDERTAKINGS.

A.           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)           include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           include any additional or changed material information with respect to the plan of distribution.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)           For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form S-1 Registration Statement and has duly caused this amended Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, China on this 25th day of June 2010.

SURNA INC.

BY:	RICHARD CLARKE
Richard Clarke
President and Principal Executive Officer

BY:	T.C. TAN
T. C. Tan
Treasurer, Principal Financial Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Richard Clarke as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

RICHARD CLARKE	President, Principal Executive Officer and	June 25, 2010
Richard Clarke	a member of the Board of Directors

CHERRY PING-WAI LIM	Member of the Board of Directors	June 25, 2010
Cherry Ping-Wai Lim

EXHIBIT INDEX

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.
23.1	Consent of MaloneBailey, LLP, Registered Public Accounting Firm.
23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.
23.3	Consent of Dr. Richard Brandt.
23.4	Consent of David Hanson.
99.1*	Subscription Agreement.

*           Previously filed.